Exhibit 99.1

Crossroads
San Diego, CA

CORPORATE HEADQUARTERS

15601 Dallas Parkway

Suite 600

Addison, Texas 75001

866.655.3600

behringerharvard.com

INVESTOR INFORMATION

For additional information about Behringer Harvard and its real estate programs, please contact us at 866.655.3650.

Commentary & Highlights

Portfolio Update

•      In May, the REIT purchased an interest in the 9-room Rock House hotel on Harbour Island to enhance its revenues and assist with the sales effort of Royal Island residences.

•      A Royal Island sales center has been created directly off the lobby of the Rock House allowing visitors to Harbour Island to experience Royal Island while either staying at the Rock House’s luxurious accommodations or dining in its fine restaurant. The Rock House is one of the most prominent hotels on the island.

•      Our initial assessment of Hurricane Ike indicates only minor damage at the REIT’s five Houston investments. Their operational status was similar to rest of the city. The properties experienced no electrical service for several days, minor exterior damage including broken windows, and nominal water infiltration. However, we were able to maintain critical electrical power functions via on-site generators. These properties have resumed full operations and will receive a complete structural review in the near future.

•      Crossroads, a 139,700-square-foot, seven-story office building in San Diego, was acquired in June 2008. This asset presents the opportunity to increase rental revenues by improving its occupancy, which was 75 percent as of June 30, 2008. Located in San Diego’s Mission Valley submarket, Crossroads offers convenient access to five major freeways as well as numerous retail, hotel, fine dining, and recreational amenities.

Financial Statements

•      The REIT portfolio has grown to 22 assets at the end of the second quarter, as compared to 14 assets for the same quarter one year ago. As a result, significant financial changes are reflected in the quarter-over-quarter comparisons.

•      Total revenue was $15.4 million during the second quarter of 2008, as compared to $6.7 million during the second quarter of 2007. Total revenues were driven by the rental income as a result of the additional properties acquired over the past 12 months.

•      Significant growth in rental revenues led to an increase in net operating income (NOI) during the second quarter of 2008. NOI was $7.1 million, as compared to $3.9 million for the same quarter one year ago. This growth was the result of additional properties acquired over the past 12 months.

Capital and Credit Market Update

•      The turbulent financial markets and disruption in the banking system has created a severe lack of credit and rising costs of any available debt. As of June 30, 2008, we had $342.3 million in notes payable, due prior to December 31, 2012. Of the $342.3 million, 88.3 percent is subject to variable interest rates, although we have entered into hedging agreements with respect to approximately $178.4 million, or 59 percent. Due this year is 8.7 percent of the principal amount of our loans, and 18.7 percent of the principal amount is due in 2009. In addition, after June 30, 2008, we drew $58 million on our variable rate revolving credit facility which matures on February 13, 2011.

•      We have no exposure to leases with AIG, Bear Stearns, Lehman Brothers, or Washington Mutual. Of our 2.3 million square feet of leasable office space, only 11.3 percent is due to expire in the next 18 months. In addition, we collected 99 percent of our accounts receivable from tenants for the second quarter of 2008. This is a good indication of credit quality and stability.

Some numbers have been rounded for presentation purposes.

Rock House Hotel

The Rock House hotel is located on Harbour Island, the original capital of the Bahamas. This three mile long and a one-half-mile wide island is 190 miles east of Miami, 50 miles east of Nassau and found at the northern tip of Eleuthera.

Rock House, originally built in the early 1940s as a private home, is now a luxury hotel located on a three-mile, pink sand beach and famed for its exclusive celebrity clientele. The original facility was ultimately combined with the adjacent Catholic School House and reopened as the Rock House, a casual, elegant, and exclusive boutique hotel and restaurant.

Rock House features include:

•      A plantation colonial-styled, 9-room hotel

•      A 40-foot by 20-foot heated swimming pool surrounded by private cabanas

•      The Rock House restaurant is renowned for its exquisite cuisine

Royal Island Planned Residential and Resort Community Development Well Under Way

The REIT owns a significant partnership interest and has made a loan to Royal Island Partners for the development of Royal Island which includes a residential, golf and resort community development and the planned Montage Royal Island Bahamas, a luxury hotel. The Jack Nicklaus Golf Club (JNGC) is anticipated to be the centerpiece for this community. This 433-acre private island, boasting 15 miles of pristine coastline, is located 50 miles northeast of Nassau.

The Jack Nicklaus Golf Club was created as an exclusive access and reciprocity program for a limited number of elite Jack Nicklaus Signature Golf Courses located in unique markets around the world. Royal Island will be the first of no more than 25 licensed clubs worldwide selected by Jack Nicklaus and given this special designation. These additional licensed club locations include New Zealand, South Africa, and Scotland.

As part of this unique license, Royal Island will be able to leverage this exclusive advantage in marketing its real estate, golf memberships, and resort amenities. The Club can also offer Founder Members reciprocity at other Jack Nicklaus Golf Clubs, as well as access to a Nicklaus Home established on each property for use by Jack Nicklaus, his family, and other JNGC Founder Members worldwide.

Locations for future JNGCs will include some of the world’s most sought-after markets and destinations and will likely encompass five continents and as many as 18 different countries.

The real estate offerings on the island will consist of designer-furnished oceanfront estate homes and villas, as well as marina village residences. The resort also offers five guest bungalows for prospective homebuyers.

Amenities offered at Royal Island are planned to include:

•      Four restaurants

•      Montage Royal Island Bahamas hotel, including 84 luxuriously appointed guest rooms and suites; and Spa Montage with services including beauty treatments, fitness, and rejuvenating and relaxing therapies

•      A 140-acre naturally protected deep-water yacht marina with 200 slips ranging from 50 to 400 feet, scheduled to open in 2010

Bent Tree Green

Dallas, TX

(pictured above and bottom right)

Renovations of this North Dallas office were completed during second quarter of 2008. Occupancy increased to 85 percent in August 2008, up from a 69 percent occupancy rate in place when the asset was acquired in December 2006.

The property’s objective to increase leasing of its remaining vacancy is on target. Three new leases for more than 37,000 square feet were signed after the first quarter as a result of the aggressive leasing plan for this well-located, 3.4-acre property fronting the Dallas North Tollway to the west and overlooking the green expanse of Bent Tree Country Club golf course.

Property Highlights

•      Excellent location along the Dallas North Tollway with easy access to the Lyndon B Johnson Freeway (I-635) and the President George Bush Turnpike (I-190)

•      Five minutes from Addison Airport, the nation’s third largest for general aviation, servicing private and corporate jets and jet fleets

•      Inviting views of landscaped atriums and golf course

Consolidated Statements of Operations

(in thousands, except per share amounts, unaudited)	3 mos. ended Jun. 30, 2008	3 mos. ended Jun. 30, 2007	6 mos. ended Jun. 30, 2008	6 mos. ended Jun. 30, 2007

Revenues
Rental revenue	$14,172	$6,112	$26,385	$11,321
Hotel revenue	1,234	618	3,195	618
Total Revenues	15,406	6,730	29,580	11,939

Expenses
Property operating expenses	5,823	2,009	11,349	3,384
Interest expense	2,676	1,373	4,947	2,303
Real estate taxes	1,786	673	3,331	1,233
Property management fees	684	152	1,198	279
Asset management fees	1,011	471	1,943	794
General and administrative	905	401	1,822	708
Advertising costs	630	159	1,145	623
Depreciation and amortization	6,112	2,399	11,767	4,349
Total Expenses	19,627	7,637	37,502	13,673

Interest income	554	804	1,535	1,574

Loss before income taxes, minority interest and equity in losses of unconsolidated joint ventures	(3,667)	(103)	(6,387)	(160)
Provision for income taxes	(52)	(25)	(99)	(25)
Equity in losses of unconsolidated joint ventures	(671)	(68)	(1,531)	(68)
Minority interest	1,466	(219)	2,916	(355)

Net loss	$(2,924)	$(415)	$(5,101)	$(608)

Weighted average shares outstanding
Basic and diluted	54,474	30,023	54,344	25,388

Loss per share
Basic and diluted	$(0.05)	$(0.01)	$(0.09)	$(0.02)

The accompanying unaudited, consolidated financial statements do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of June 30, 2008, and December 31, 2007, our unaudited, consolidated results of operation as of June 30, 2008 and June 30, 2007 and cash flows for the period ended June 30, 2008. A copy of the Company’s Form 10-Q, filed with the Securities and Exchange Commission, is available without charge at www.sec.gov, by visiting behringerharvard.com, or by written request to the Company at its corporate headquarters.

Consolidated Balance Sheets

(in thousands, except share amounts, unaudited)	Jun. 30, 2008	Dec. 31, 2007

Assets
Real estate
Land and improvements, net	$132,828	$107,428
Buildings and improvements, net	385,698	287,237
Real estate under development	45,106	75,729
Total real estate	563,632	470,394

Condominium inventory	92,439	75,547
Cash and cash equivalents	24,655	78,498
Restricted cash	8,489	4,731
Accounts receivable, net	10,621	7,736
Prepaid expenses and other assets	3,411	3,493
Leasehold interests, net	40,660	41,543
Investments in unconsolidated joint ventures	35,730	36,445
Furniture, fixtures and equipment, net	13,337	9,173
Deferred financing fees, net	5,914	3,755
Notes receivable	1,944	1,719
Notes receivable from related parties	19,298	7,841
Lease intangibles, net	31,700	27,096
Other intangibles, net	10,288	10,651
Receivables from related parties	1,229	73
Total assets	$863,347	$778,695

Liabilities and stockholders’ equity
Notes payable	$342,252	$243,902
Accounts payable	8,191	9,300
Payables to related parties	1,022	901
Acquired below-market leases, net	20,399	18,851
Distributions payable	1,345	1,373
Accrued liabilities	18,031	21,750
Other liabilities	1,689	1,223
Total liabilities	392,929	297,300

Commitments and contingencies

Minority interest	13,361	15,335

Stockholders’ Equity
Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	—	—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 shares issued and outstanding	—	—
Common stock, $.0001 par value per share; 350,000,000 shares authorized, 54,489,957 and 54,056,354 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively	5	5
Additional paid-in capital	485,714	481,521
Accumulated distributions in excess of net loss	(28,213)	(14,982)
Accumulated other comprehensive loss	(449)	(484)
Total stockholders’ equity	457,057	466,060

Total liabilities and stockholders’ equity	$863,347	$778,695

Consolidated Statements of Cash Flows

	6 mos. ended	6 mos. ended
(in thousands, unaudited)	Jun. 30, 2008	Jun. 30, 2007

Cash flows from operating activities
Net loss	$(5,101)	$(608)
Adjustments to reconcile net loss to net cash flows (used in) provided by operating activities:
Depreciation and amortization	9,438	3,532
Amortization of deferred financing fees	797	605
Minority interest	(2,916)	355
Equity in losses of unconsolidated joint ventures	1,531	—
Unrealized losses on derivatives	91	—
Change in accounts receivable	(2,864)	(3,057)
Change in condominium inventory	(16,408)	(6)
Change in prepaid expenses and other assets	(700)	507
Change in accounts payable	309	1,485
Change in other liabilities	468	(206)
Change in accrued liabilities	2,116	1,142
Change in payables to related parties	(568)	487
Addition of lease intangibles	(1,060)	—
Cash (used in) provided by operating activities	(14,867)	4,236

Cash flows from investing activities
Escrow deposits and pre-acquisition costs on real estate to be acquired	(857)	(8)
Purchases of real estate properties	(45,708)	(136,016)
Acquisition of interest in unconsolidated joint ventures	(1,594)	(22,158)
Capital expenditures for real estate under development	(20,934)	(18,730)
Capital expenditures for real estate under development of consolidated borrowers	(21,239)	(12,746)
Additions of property and equipment	(3,333)	(2,122)
Purchase of interest rate cap	—	(155)
Change in restricted cash	(3,757)	(4,174)
Investment in notes receivable	(11,682)	(14,290)
Distributions from unconsolidated joint venture	696	—
Receivable from investment property	—	(820)
Fees paid to related party for mezzanine loan arrangements	(1,795)	(545)
Cash used in investing activities	(110,203)	(211,764)

Cash flows from financing activities
Financing costs	(1,456)	(1,227)
Proceeds from notes payable	57,811	52,115
Proceeds from mortgages of consolidated borrowers	18,415	8,306
Payments on notes payable	(79)	—
Issuance of common stock	—	182,924
Redemptions of common stock	(2,011)	(352)
Offering costs	—	(18,231)
Distributions	(1,955)	(984)
Contributions from minority interest holders	1,024	3,141
Distributions to minority interest holders	(176)	—
Change in subscriptions for common stock	—	1,236
Change in subscription cash received	—	(1,207)
Change in payables to related parties	(328)	(1,180)
Cash provided by financing activities	71,245	224,541

Effect of exchange rate changes on cash and cash equivalents	(18)	—
Net change in cash and cash equivalents	(53,843)	17,013
Cash and cash equivalents at beginning of year	78,498	54,639
Cash and cash equivalents at end of year	$24,655	$71,652

Net Operating Income (NOI)

(in thousands, unaudited)	3 mos. ended Jun. 30, 2008	3 mos. ended Jun. 30, 2007	6 mos. ended Jun. 30, 2008	6 mos. ended Jun. 30, 2007
Revenues	$15,406	$6,730	$29,580	$11,939

Operating expenses
Property operating expenses	5,823	2,009	11,349	3,384
Real estate taxes	1,786	673	3,331	1,233
Property management fees	684	152	1,198	279
Total operating expenses	8,293	2,834	15,878	4,896

Net operating income	$7,113	$3,896	$13,702	$7,043

Reconciliation to Net Loss

Net operating income	$7,113	$3,896	$13,702	$7,043

Less: Depreciation and amortization	(6,112)	(2,399)	(11,767)	(4,349)
General and administrative expense	(905)	(401)	(1,822)	(708)
Interest expense	(2,676)	(1,373)	(4,947)	(2,303)
Asset management fees	(1,011)	(471)	(1,943)	(794)
Advertising costs	(630)	(159)	(1,145)	(623)
Provision for income tax	(52)	(25)	(99)	(25)
Equity in losses on unconsolidated joint ventures	(671)	(68)	(1,531)	(68)
Add: Interest income	554	804	1,535	1,574
Minority interest	1,466	(219)	2,916	(355)

Net loss	$(2,924)	$(415)	$(5,101)	$(608)

Net operating income (NOI), a non-GAAP financial measure, is defined as net income (loss), computed in accordance with GAAP, generated from properties before interest expense, asset management fees, interest income, general and administrative expenses, depreciation, amortization, equity in unconsolidated joint ventures, minority interests, income taxes, and the gain or loss on the sale of assets. Management believes that NOI provides the investor with an accurate measure of the Company’s operating performance because NOI excludes certain items that are not associated with management of the properties. To facilitate understanding of this financial measure, a reconciliation of NOI to GAAP net income has been provided.

This quarterly report contains forward-looking statements relating to Behringer Harvard Opportunity REIT I, Inc. that are based on our current expectations, and are not guarantees of future results. Actual results may differ materially from these forward-looking statements because of various factors, including those described in the Risk Factors section of Behringer Harvard Opportunity REIT I, Inc.’s filings with the Securities and Exchange Commission. Forward-looking statements in this quarterly report speak only as of its publication date, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements are subject to various risks and uncertainties, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007, and its subsequent quarterly reports that could cause our actual results to differ materially from those projected in any forward- looking statement we make. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future event, or otherwise.

PRESORTED
15601 Dallas Parkway, Suite 600	FIRST-CLASS MAIL
Addison, TX 75001	U.S. POSTAGE PAID
ADDISON, TX
Date Published 10/08 • IN • 401710	PERMIT NO. 36
© 2008 Behringer Harvard